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                                                                     EXHIBIT 1.1



                          Crosswave Communications Inc.





                            ARTICLES OF INCORPORATION




                            Amended on June 26, 2001

                            Enforced on June 26, 2001


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                            ARTICLES OF INCORPORATION


                          CHAPTER I. GENERAL PROVISIONS

Article 1. (Corporate Name)

     The Company shall be called "Kabushiki Kaisha Crosswave
Communications", which shall be expressed in English as "Crosswave Communications Inc.".


Article 2. (Objects)

     The objects of the Company shall be to engage in the following categories of business:

1. The telecommunications business as set forth in the Telecommunications Business Law; and

2.   Any and all businesses related or incidental to the foregoing.


Article 3. (Location of Head Office)

     The Company shall have its head office in Chiyoda-ku, Tokyo.


Article 4. (Method of Public Notice)

     Public notices of the Company shall be given in the Nihon Keizai Shimbun.



                               CHAPTER II. SHARES

Article 5. (Total Number of Shares Authorized to be Issued by the Company)

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     The total number of shares authorized to be issued by the Company shall be six hundred thousand (600,000) shares.


Article 6. (Value of Each Par Value Share and no-issuance of fractional unit shares)

1 The par value of each par value share to be issued by the Company shall be fifty thousand (50,000) yen.

2    The Company shall not issue any fractional unit shares.


Article 7. Grant of Stock Options to Directors and Employees

     The Company may grant stock options to its directors or employees as provided for in Article 280-19, Paragraph 1 of the Commercial Code.


Article 8. (Rights of the fractional unit shareholders)

1 The Company shall grant fractional unit shareholders the right to receive distribution of the profits and division of the money as described in
     Article 293-5 of the Commercial Code in Japan.

2 In addition to the case referred to in the preceding paragraph, when the Company grants the following right to the shareholders, the Company shall grant the same rights to the fractional unit shareholders.

(1)  a preemptive right;

(2)  a preemptive right of the convertible bonds; or

(3)  a preemptive right of the warrant bonds.

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Article 9. (Transfer Agent)

1 The company shall have a transfer agent for its shares and fractional unit shares.

2 The transfer agent and its place of business shall be designated in accordance with the resolution of the Board of Directors.

3 The register of shareholders and the register of fractional unit shareholders of the Company shall be kept by the transfer agent at its place of business, and affairs concerning transfer of title to shares, registration of pledge, indication of trust properties, non-holding of share certificates, reports to be given by shareholders, reissuance of share certificates, registration in the register of fractional unit shareholders, purchase of fractional unit shares and other matters concerning shares and fractional unit shares shall be handled by the transfer agent, and the Company shall not handle any such matters.


Article 10. (Share Handling Regulations)

     The kinds of share certificates, registration of transfer of shares, registration of pledges, indication of trust property, non-holding of share certificates, reports to be given by shareholders, reissuance of share certificates, registration in the register of fractional unit shareholders, purchase of fractional unit shares and other matters concerning the handling of shares and fees therefor shall be governed by the Share Handling Regulations prescribed by the Board of Directors.


Article 11. (Record date)

1 The Company shall regard the shareholders with voting rights registered in the last register of shareholders as of the close of March 31 of each year as those entitled to vote at the

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     ordinary general meeting of shareholders for the relevant account settlement term.

2 In addition to the case referred to in the preceding paragraph, the Company may, whenever necessary, regard the shareholders or registered pledgees, recorded in the last register of shareholders as of a certain date, or the fractional unit shareholders, recorded in the register of fractional unit shareholders as of the same date, as shareholders, registered pledgees or fractional unit shareholders who are able to exercise their rights.



                  CHAPTER III. GENERAL MEETING OF SHAREHOLDERS

Article 12. (Convocation)

1. An ordinary general meeting of shareholders of the Company shall be held within three (3) months from the day immediately following the last day of each fiscal year and an extraordinary general meeting of shareholders may be held from time to time whenever necessary by a resolution of the Board of Directors.

2. Unless otherwise provided for by law, a general meeting of shareholders shall be convened by the President/Director in accordance with a resolution of the Board of Directors.


Article 13. (Notice of Convocation)

     A notice of convocation of a general meeting of shareholders shall be dispatched to each shareholder at least two (2) weeks prior to the date of the meeting, setting forth therein the agenda of the meeting.


Article 14. (Chairman)

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     The President/Director shall chair a general meeting of shareholders.
Should the President/Director be unable to so act, another director shall act in his/her place in the order predetermined by the Board of Directors.


Article 15. (Method of Ordinary Resolution)

     Unless otherwise provided for by law, resolutions of a general meeting of shareholders shall be adopted by a majority vote of shareholders present at the meeting.


Article 16. (Voting by Proxy)

1.   A shareholder may exercise his/her voting right through a proxy.

2. In the case prescribed in the prior paragraph, the proxy must submit documentations evidencing his/her authority at each general meeting of shareholders.


Article 17. (Minutes)

     The summary of proceedings at a general meeting of shareholders and the results thereof shall be recorded in the minutes of the meeting, which shall bear the signatures, or names and seal impressions of the chairman of the meeting and the directors who were present at the meeting.



   CHAPTER IV. DIRECTORS, REPRESENTATIVE DIRECTORS AND THE BOARD OF DIRECTORS

Article 18. (Number of Directors)

     The Company shall have six (6) directors or less.


Article 19. (Election of Directors)

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1    Directors shall be elected at the general meetings of shareholders.

2 A resolution for election of directors shall be adopted by a majority of votes cast at a meeting at which shareholders representing one third (1/3) or more of the total number of issued shares with voting rights are present.

3 Cumulative voting shall not be adopted for the election of directors of the Company.


Article 20. (Term of Office of Directors)

1 The term of office of directors shall expire at the close of the ordinary general meeting of shareholders held in relation to the last settlement of accounts within two (2) years following their assumption of office.

2 The term of office of a director elected to fill a vacancy or to increase the number of directors shall be conterminous with the remaining term of office of the other incumbent directors.


Article 21. (Representative Director and Directors with Specific Titles)


1 The Company shall appoint representative director(s) by resolution of the Board of Directors.

2    Representative director(s) shall represent the Company.

3    By a resolution of the Board of Directors, the Company shall appoint one
     (1) President/Director. The Company may also appoint one or more vice President/Director(s), Senior Managing Director(s) and Managing Director(s), as necessary.


Article 22. (Convocation and Chairman of Meetings of the Board of Directors)

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1.   Unless otherwise provided for by law, a meeting of the Board of Directors shall be convened and chaired by the President/Director. Should the President/Director be unable to so act, another director shall chair such meeting in his/her place in the order predetermined by a resolution of the Board of Directors.

2. The notice of convocation of a meeting of the Board of Directors shall be given to each director and statutory auditor at least one (1) week prior to the day set for such meeting; provided that this period may be shortened or omitted under pressing circumstances with the prior written consent of all of the directors and the statutory auditors.


Article 23. (Method of Ordinary Resolution of the Meeting of the Board of
            Directors)

     Unless otherwise provided for by these Articles of Incorporation, a resolution of the Board of Directors shall be adopted by the affirmative vote of the majority of the incumbent directors in a meeting of Board of Directors at which a majority of the incumbent directors are present.


Articles 24. (Matters for Special Resolution of the Meeting of the Board of
             Directors)

     Resolutions of the following types of matters shall be adopted by at least two thirds (2/3) of the directors present at meetings of the Board of Directors at which a majority of the incumbent directors are present:

(1) Approvals and amendments of the business plan including the basic policy of the management, budget, investment plan, contents of actual business and business areas;

(2) Approvals and amendments of the business plan and the budget of each fiscal year;

(3)  Issuance of new shares, convertible bonds and warrant bonds; and

(4)  Amendments of the Registration of the Board of Directors.


Article 25. (Minutes of the Meeting of the Board of Directors)

     The summary of the proceedings of the meetings of the Board of Directors and the

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results thereof shall be recorded in the minutes of the meeting, which shall bear the signatures, or names and seals of the directors and statutory auditors who were present at the meeting.


Article 26. (Remuneration and retirement benefit)

     Remuneration and retirement benefit for directors shall be determined by resolution of the general meeting of shareholders.



        CHAPTER V. STATUTORY AUDITORS AND THE BOARD OF STATUTORY AUDITORS

Article 27. (Number of Statutory Auditors)

     The Company shall have three (4) statutory auditors.


Article 28. (Election of Statutory Auditors)

     A resolution for election of statutory auditors shall be adopted by a majority of votes cast at a meeting at which shareholders representing one third (1/3) or more of the total number of issued shares with voting rights are present.


Article 29. (Term of Office of Statutory Auditors)

1 The term of office of statutory auditors shall expire at the close of the ordinary general meeting of shareholders in relation to the last settlement of accounts within three (3) years following their assumption of office.

2 The term of office of a statutory auditor elected to fill a vacancy shall be conterminous with the remaining term of office of his/her predecessor.


Article 30. (Full-time Statutory Auditor)

     The statutory auditors shall appoint a full-time statutory auditor from among themselves.


Article 31. (Convocation of the Meeting of the Board of Statutory Auditors)

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     A meeting of the Board of Statutory Auditors may be convened by each of the statutory auditors.


Article 32. (Notice of Convocation of the Meeting of the Board of Statutory
            Auditors)

     The notice of convocation of a meeting of the Board of Statutory Auditors shall be given to each statutory auditor at least three (3) days prior to the day set for such meeting; provided, however, that this period may be shortened in urgent situations.


Article 33. (Remuneration and Retirement Allowances for Statutory Auditors)

     The remuneration and retirement allowances for statutory auditors shall be determined by resolution of a general meeting of shareholders.



                             CHAPTER VI. ACCOUNTING

Article 34. (Fiscal Year)

     The fiscal year of the Company shall commence on April 1 of each year and end on March 31 of the following year, and the accounts shall be settled as of the last day of each fiscal year.


Article 35 (Dividends)

     Dividends shall be paid to the shareholders or registered pledgees recorded in the last register of shareholders as of each settlement date or the fractional unit shareholders recorded in the last register of fractional unit shareholders as of the same date.


Article 36. (Interim dividends)

     The Company may, by resolution of the Board of Directors, pay interim dividends to the shareholders and registered pledgees recorded in the last register of shareholders as of the close of

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September 30 of each year or the fractional unit shareholders recorded in the last register of fractional unit shareholders as of the same date.


Article 37. (Dividends on shares issued upon conversion of convertible bonds)

     The first dividends or interim dividends on shares issued upon conversion of convertible bonds issued by the Company shall be paid on the basis that such conversion has become effective on April 1, if the request for conversion was made during the period from April 1 through September 30, and on October 1, if the request for conversion was made during the period from October 1 through March 31 of the following year.


Article 38. (Peremptory Period of requests of dividends)

1 In the event that the dividends or interim dividends remain unclaimed for three (3) years after the date of commencement of payment, the Company shall be released from the obligation to make such payment.

2 No interest shall accrue on such outstanding dividends or interim dividends.

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